Exhibit 99.7

HANGSON LIMITED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

HANGSON LIMITED AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Shareholders’ Equity	5

Consolidated Statements of Cash Flows	6-7

Notes to Consolidated Financial Statements	8-22

Report of Independent Registered Public Accounting Firm

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF
HANGSON LIMITED:

We have audited the accompanying consolidated balance sheets of Hangson Limited (hereinafter referred to as the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders’ capital and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Hangson Limited as of December 31, 2005 and 2004 and the consolidated results of its operations and its consolidated cash flows for the each of the years then ended in conformity with accounting principles generally accepted in United States of America.

/s/ GC Alliance Limited
GC ALLIANCE LIMITED
Certified Public Accountants

Hong Kong

June 5, 2006

HANGSON LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2005 AND 2004

	2005	2004

ASSETS
Current Assets
Cash and cash equivalents	$691,268	$403,596
Accounts receivable, net of allowance for impairment of $3,215 and $2,207, as at December 31, 2005 and 2004 respectively	639,701	436,711
Inventories	38,449	357,834
Amount due from a director	119,397	130,063
Deposits and prepaid expenses	124,863	78,481
Other receivables	39,432	150,168
Investment	335,500	-

Total Current Assets	1,988,610	1,556,853

Prepaid rental	59,520	86,993
Long-term loan to a related party	372,000	362,472
Intangible assets, net	628,640	702,290
Property, plant and equipment, net	2,725,867	2,784,724

Total Assets	$5,774,637	$5,493,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$64,702	$261,571
Accrued expenses and other payables	178,412	188,098
Taxes payable	1,680	13,450

Total Current Liabilities	244,794	463,119

Commitments and Contingencies (Note 16)

Shareholders’ Equity
Common stock, $1 par value, 50,000 shares authorized, 10,000 issued and outstanding	10,000	10,000
Additional paid-in capital	4,786,896	4,786,896
Statutory reserves	159,371	23,759
Accumulated comprehensive income	125,594	-
Retained earnings	447,982	209,558

Total Shareholders’ Equity	5,529,843	5,030,213

Total Liabilities and Shareholders’ Equity	$5,774,637	$5,493,332

The accompanying notes are an integral part of these consolidated financial statements.

HANGSON LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Revenue	$5,426,591	$4,559,345

Cost of goods sold	(4,417,584)	(3,462,610)

Gross profit	1,009,007	1,096,735

Operating expenses
Selling expenses	(143,231)	(19,399)
General and administrative expenses	(475,938)	(367,433)

Total operating expenses	(619,169)	386,832

Income from operations	389,838	709,903

Other income (expenses)
Rental income, net of outgoings	419,875	-
Interest income	28,957	27,288
Sundry income	4,024	46
Finance costs	(2)	(2,734)

Total other income	452,854	24,600

Income from operations before income taxes	842,692	734,503

Provision for income taxes	-	-

Net income	842,692	734,503

Other comprehensive income
Foreign currency translation adjustment	125,594	-

Comprehensive income	$968,286	$734,503

The accompanying notes are an integral part of these consolidated financial statements.

HANGSON LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common stock
	Shares with par $1	Amount	Additional paid-in capital	Statutory capital reserves	Statutory welfare reserves	Accumulated comprehensive income	Retained earnings	Total

Balance at January 1, 2004	10,000	$10,000	$4,786,896	$-	$-	$-	$(501,186)	$4,295,710

Net income	-	-	-	-	-	-	734,503	734,503

Transfer to statutory reserves	-	-	-	15,839	7,920	-	(23,759)	-

Balance at December 31, 2004	10,000	$10,000	$4,786,896	$15,839	$7,920	$-	$209,558	$5,030,213

Foreign currency translation	-	-	-	-	-	125,594	-	125,594

Net income	-	-	-	-	-	-	842,692	842,692

Transfer to statutory reserves	-	-	-	90,408	45,204	-	(135,612)	-

Dividend	-	-	-	-	-	-	(468,656)	(468,656)

Balance at December 31, 2005	10,000	$10,000	$4,786,896	$106,247	$53,124	$125,594	$447,982	$5,529,843

The accompanying notes are an integral part of these consolidated financial statements.

HANGSON LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Cash flows from operating activities
Net income	$842,692	$734,503
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	222,470	167,633
Interest income	(28,957)	(27,288)
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(188,422)	(436,329)
Inventories	323,489	(344,147)
Other receivables, deposits and prepaid expenses	42,525	64,170
Increase (decrease) in:
Accounts payable	(200,459)	258,147
Accrued expenses and other payable	(14,395)	89,001
Taxes payable	(11,927)	13,422

Net cash provided by operating activities	987,016	519,112

Cash flows from investing activities
Amount due from a director	13,858	(125,835)
Interest received	84,941	1,190
Payment for establishment of a subsidiary	(335,500)	-
Purchase of intangible assets	(905)	-
Purchase of property, plant and equipment	(1,029)	(644,039)

Net cash used in investing activities	(238,635)	(768,684)

Cash flows from financing activities
Dividend paid	(468,656)	-
Amount due to a director	-	(8,563)

Net cash used in financing activities	(468,656)	(8,563)

Effect of exchange rate changes on cash and cash equivalents	7,947	-

Net increase in cash and cash equivalents	287,672	(258,135)

Cash and cash equivalents, beginning of year	403,596	661,731

Cash and cash equivalents, end of year	$691,268	$403,596

HANGSON LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONT’D)

	2005	2004

Supplemental disclosure information
Finance costs paid	$(2)	$(2,734)
Income taxes paid	$-	$-

Schedule of noncash transaction
Exchange of leasehold properties for similar leasehold properties (see Note 9)	$-	$1,691,555

The accompanying notes are an integral part of these consolidated financial statements.

HANGSON LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

1.	DESCRIPTION OF BUSINESS AND COMPANY STRUCTURE

Hangson Limited (“Hangson” or the “Company”) was incorporated under the laws of the British Virgin Islands on June 2, 2006. The Company is engaged in the production and sale of coal-polymer (“COPO”) resin products, including degradable mulch used for the conservation of moisture and warmth of soil and protection of the roots of plants, materials used for plastic injection molding, electric wire covering, garbage bags, etc.

Hangson does not conduct any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Shaanxi Suo’ang”).

Shaanxi Suo’ang was incorporated as a limited liability company under the company laws of the People’s Republic of China (“PRC” or “China”) on August 26, 2002.

The paid-in capital of Shaanxi Suo’ang was funded by the majority shareholders of Hangson. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 18, 2006, Hangson entered into certain exclusive agreements with Shaanxi Suo’ang and its shareholders. Shaanxi Suo’ang holds the licenses and approvals necessary to engage in the production and sale of COPO resin products in China. Pursuant to these agreements, Hangson provides exclusive technology consulting and other general business operation services to Shannxi Suo’ang in return of a consulting services fee which is equal to Shannxi Suo’ang’s revenue. In addition, Shannxi Suo’ang’s shareholders have pledged their equity interests in Shaanxi Suo’ang to Hangson, irrevocably granted Hangson an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Shannxi Suo’ang and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Hangson. Through these contractual arrangements, Hangson has the ability to substantially influence Shannxi Suo’ang’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder’s approval.

As a result of these contractual arrangements, which obligates Hangson to absorb a majority of the risk of loss from Shannxi Suo’ang’s activities and enable Hangson to receive a majority of its expected residual returns, the Company believes Shannxi Suo’ang as a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Shannxi Suo’ang do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Shaanxi Suo’ang. Accordingly, the Company consolidated Shannxi Suo’ang’s results, assets and liabilities in the accompanying financial statements.

The Company’s consolidated assets do not include any collateral for Shannxi Suo’ang’s obligations. The creditors of Shannxi Suo’ang do not have recourse to the general credit of the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Because the Company and Shannxi Suo’ang are under common control, the initial measurement of the assets and liabilities of Shannxi Suo’ang for the purpose of consolidation by the Company is at book value. The Company has had no other business activities except for the entering into of the exclusive agreements with Shannxi Suo’ang and its shareholders. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements are prepared as if the Company had been in existence since December 31, 2003 and throughout the whole of the two-year period ended December 31, 2005.

The consolidated financial statements include the financial statements of the Company and its variable interest entity, Shannxi Suo’ang. All significant inter-company transactions and balances between the Company and its variable interest entity are eliminated upon consolidation.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

(c)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(d)	Accounts and other receivables

Accounts and other receivables are recognized and carried at original invoiced amount less an allowance for any uncollectible accounts.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment classified as a change in estimate is made. As of December 31, 2005, accounts and other receivables were net of allowances of $3,215 and Nil, respectively. As of December 31, 2004, accounts and other receivables were net of allowances of $2,207 and Nil, respectively.

(e)	Inventories

Inventories are stated at the lower of cost, as determined on a weighted average basis, or net realizable value. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition.

(f)	Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and amortization. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation or amortization for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Leasehold properties               the shorter of the useful life or the lease term
Leasehold improvements        the shorter of the useful life or the lease term
Plant and machinery                15 years
Motor vehicles                         10 years
Office equipment                      5 years

(g)	Intangible assets

Patent is recorded at cost less accumulated amortization. The patent involves the technology used in the manufacture of COPO resin products. Amortization is provided using the straight-line method over the expected useful life of the patent of 10 years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(h)	Capital leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as capital leases. At the inception of a capital lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s normal depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with APB Opinion No. 21, Interest on Receivables and Payables.

(i)	Leases involving part of a building

The Company accounts for its leasehold properties as capital leases in accordance with SFAS No. 13, Accounting for Lease, which requires that a lease involving only part of a building be accounted for as a capital lease, if the fair value of the leasehold property cannot be objectively determinable and if the term of the lease is 75% or more of the estimated remaining economic life of the building in which the leased premises are located.

(j)	Nonmonetary exchanges

The Company accounts for nonmonetary exchanges in accordance with APB Opinion No. 29, Accounting for Nonmonetary Transactions, and values an exchange transaction involving similar assets and a gain at the book value of the asset given up.

(k)	Impairment

The Company accounts for impairment of long-lived assets including property, plant and equipment, and amortizable intangible assets in accordance with SFAS No.144, Accounting for Impairment of Long-Lived Assets to be Disposed Of, which requires an impairment loss to be recognized when the carrying amount of a long-lived asset or asset group exceeds its fair value and is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition). The impairment loss is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

(l)	Comprehensive income

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company had comprehensive income of Nil and $125,594 for the years ended December 31, 2004 and 2005 respectively. The comprehensive income for 2005 arose from the changes in foreign currency exchange rate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(m)	Segment information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment - production and sale of coal-polymer (“COPO”) resin products, and in one geographical segment - China, as all of the Company’s current operations are carried out in China. As such, no segment information is presented.

(n)	Revenue recognition

Revenues of the Company include product sales. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Revenues are presented net of value added tax (VAT). No return allowance is made as products are normally not returnable upon acceptance by the customers.

(o)	Advertising expenses

Advertising expenses are expensed to operations in the period incurred. The Company incurred advertising expenses of $1,258 and $11,810 for the years ended December 31, 2005 and 2004, respectively.

(p)	Research and development costs

Research and development costs are expensed to operations as incurred.

(q)	Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

(r)	Foreign currency translation

The Company determines its functional currency based on the criteria of SFAS 52, Foreign Currency Translation and have determined RMB to be their functional currency. Transactions denominated in foreign currencies are translated into functional currencies at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currencies at the exchange rates prevailing on the balance sheet date. Exchange gains or losses are included in the statement of operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(s)	Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

(t)	Recently issued accounting pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. The adoption of DITF 03-1 did not have a material impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No.151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Recently issued accounting pronouncements (cont’d)

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No.154, “Accounting Changes and Error Corrections” (“SFAS No.154”). SFAS No.154 replaces APB No.20 (“APB 20”) and SFAS No.3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No.154 enhances the consistency of financial information between periods. SFAS No.154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No.154 will have a material impact on its results of operations, financial position or cash flows.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Recently issued accounting pronouncements (cont’d)

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No.109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

3.	CONCENTRATIONS OF CREDIT RISK

(a)
Financial instruments which potentially expose the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable. The Company performs ongoing evaluations of their cash position and credit evaluations to ensure collections and minimize losses.

(b)	As of December 31, 2005 and 2004, the Company’s bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

(c)	For the years ended December 31, 2005 and 2004, all of the Company’s sales arose in the PRC. All accounts receivable as of December 2005 and 2004 also arose in the PRC.

(d)	Details of the customers accounting for 10% or more of total sales as of December 31, are as followings:

	2005	2004

Company A	$610,000	$525,301

Company B	586,204	-

Company C	-	770,889

Company D	-	712,024

Company E	-	587,952

Company F	-	443,373

The accounts receivable from the three customers with the largest receivable balance represents 48% and 76% of the balance of the account at December 31, 2005 and 2004, respectively.

4.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

5.	INVENTORIES

Inventories consist of the following as of December 31,

	2005	2004

Raw materials	$5,530	$143,323
Finished goods	31,644	205,329
Packing materials	901	8,783
Consumables	374	399

	$38,449	$357,834

6.	OTHER RECEIVABLES

Other receivables consist of the following as of December 31,

	2005	2004

Rental receivable	$37,200	$84,214
Interest income receivable	-	55,443
Other	2,232	10,511

	$39,432	$150,168

7.	INVESTMENT
Investment consists of the following as of December 31,

	2005	2004

Capital injected in a subsidiary	$335,500	$-

On September 15, 2005, the Company established a subsidiary named Shaanxi Suoke New Energy Industry Company Limited (“Shaanxi Suoke”) in which the Company injected a capital of $335,500 representing a 55% equity interest in Shaanxi Suoke. Shaanxi Suoke was formed for the purpose of engaging in the research, development, production and sale of “coal water mixture”, a fuel to substitute for coal, oil or gas.

However, since its establishment, Shaanxi Suoke has never commenced any operations. Nor has the Company gained any control of the board of Shaanxi Suoke. In addition, by a resolution on May 15, 2006, the Company sold the 55% equity interest of Shaanxi Suoke to one of the shareholders of Shaanxi Suoke at cost, with a cash consideration of $335,500.

Statement of Financial Accounting Standards (“SFAS”) No. 94 “Consolidation of All Majority-Owned Subsidiary” requires that all majority-owned subsidiaries shall be consolidated except those where control is likely to be temporary or it does not rest with the majority owner. Accordingly, no consolidated financial statements have been prepared to consolidate Shaanxi Suoke for the year ended December 31, 2005, because of lack of ability to control Shaanxi Suoke. Results of Shannxi Suoke since its establishment to December 31, 2005 were immaterial.

8.	LONG-TERM INTEREST BEARING LOAN TO A RELATED PARTY

The loan is paid to a company, Shaanxi Hanzhong New Century Real Estate Company Limited (陝西漢中新世紀房地產有限責任公司) controlled by the shareholder, Mr. Yang Feng. The loan is for a term of five years from November 5, 2002 to November 5, 2007 and bears interest at 7.2% per annum. A majority shareholder of the Company, Shaanxi Hanzhong Blue Tide Costumes Group Corporation Limited (陝西汉中藍潮服裝集圑有限公司) guarantees the repayment of this loan. The loan is repayable in one lump sum at the maturity date.

9.	NONMONETARY EXCHANGE OF LEASEHOLD PROPERTIES

During the year 2004, the Company exchanged leasehold properties consisting of three floors in a commercial building and having a net book value of $1,691,555 for another leasehold properties also consisting of three floors in the same building and having a fair value of $1,773,697. The terms of the exchange also required the Company to pay cash of $501,205. The Company accounts for the cash component as an acquisition of real estate, and the nonmonetary component based on the recorded amount of $1,691,555 of the leasehold properties given up.

10.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following as of December 31,

	2005	2004

Leasehold properties	$2,251,859	$2,194,183
Leasehold improvements	210,800	205,400
Plant and machinery	316,521	308,414
Office equipment	52,964	50,588
Motor vehicles	95,571	93,123

	2,927,715	2,851,708
Less: Accumulated depreciation and amortization	(201,848)	(66,984)

	$2,725,867	$2,784,724

The depreciation expenses on property, plant and equipment for the years ended December 31, 2005 and 2004 were $130,956 and $77,015, respectively.

The Company’s leasehold properties are all leased out under an operating lease. Carrying amount and accumulated depreciation of such leasehold properties are $2,251,859 (2004: $2,194,183) and $46,759 (2004: $12,616), respectively. Minimum rentals under this non-cancelable lease for each of the next five fiscal years are as follows:

Year ending December 31,
2006	$464,000
2007	464,000
2008 and thereafter	-

$928,000

11.	INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31,

	2005	2004

Patent	$930,000	$906,180
Accounting software	905	-
	930,905	906,180

Less: Accumulated amortization	(302,265)	(203,890)

	$628,640	$702,290

On formation of the Company, a shareholder contributed the patent in return for the issuance of 18% common stock in the Company. The patent was carried at the fair value at the time of contribution by that shareholder based on an independent appraisal and as agreed among the shareholders of the Company.

The amortization expense on intangible assets for the years ended December 31, 2005 and 2004 were $91,514 and $90,618, respectively. For each of the next five years, annual amortization expense on the patent and accounting software will be $91,000 and $90, respectively.

12.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following as of December 31,

	2005	2004

Retention payable for leasehold improvement	$4,340	$4,229
Accrued operating expenses	87,327	48,526
Accrued staff welfare	33,249	19,605
Other payable	53,496	115,738

	$178,412	$188,098

As stipulated by the laws and regulations in the PRC, the Company is required to accrue for staff welfare based on 14% of its payroll, for the purposes of expenditures for the employee facilities and collective welfare of the Company’s employees.

13.	STATUTORY RESERVES

As stipulated by the PRC’s Company Law, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;
(ii)
Allocations to the “Statutory capital reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is restricted for capital expenditure for the collective benefits of the Company's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

Statutory reserves consist of the following as of December 31,

	2005	2004

Statutory capital reserve	$106,247	$15,839
Statutory common welfare fund	53,124	7,920

	$159,371	$23,759

14.	INCOME TAXES

Companies in the PRC are generally subject to PRC Enterprise Income Taxes at a statutory rate of 33% (30% of national income tax plus 3% local income tax) on the net income. However, the Company has been approved as a “new or high technology enterprise” and under PRC Income Tax Laws, it is granted a tax holiday for 2 years and is entitled to a preferential tax rate of 15% upon expiry of the tax holiday.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate:

	2005	2004

U.S. statutory rate	34.0%	34.0%
Foreign income not recognized in the U.S.	(34.0%)	(34.0%)
China preferential income tax rate	15.0%	15.0%
Tax holiday	(15.0%)	(15.0%)

Effective tax rate	-	-

No significant deferred tax liabilities or assets existed as of either December 31, 2005 or 2004.

15.	RELATED PARTY TRANSACTIONS

(a)	Related party receivables and payables

Amounts receivable from and payable to directors as of December 31, are summarized as follows:
	2005	2004

Long-term loan to a related party
Shaanxi Hanzhong New Century Real Estate Company Limited (see Note 8)	$372,000	$362,472

Amount due from a director
Mr. Baowen Ren, also a shareholder of the Company	$119,397	$130,063

Balance with Shaanxi Hanzhong New Century Real Estate Company Limited represents a long-term interest bearing loan which was more fully described in Note 8.

Balance with Mr. Baowen Ren represents cash advances by the Company. This balance is interest free and unsecured and has no fixed repayment date. It is expected that the balance will be received or repaid within one year.

(b)	Guarantee given by a shareholder

A majority shareholder of the Company, Shaanxi Hanzhong Blue Tide Costumes Group Corporation Limited, guarantees the repayment of a long-term interest bearing loan advanced to a company, Shaanxi Hanzhong New Century Real Estate Company Limited, controlled by Mr. Yang Feng as more fully described in Note 8 and above.

16.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

As of December 31, 2005, the Company’s total future minimum lease payments under non-cancelable operating leases to be paid in each of the five succeeding years are as follows:

Year ending December 31,
2006	$52,080
2007	52,080
2008	36,270
2009	32,736
2010	32,736
Thereafter	98,208

$304,110

16.	COMMITMENTS AND CONTINGENCIES (CONT’D)

(b)	Ownership Certificate of the leased property

According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

The Company has not yet obtained the ownership certificate. However, the developer of the leasehold property held for re-sale has applied to obtain the ownership certificate for approval. Moreover, the developer of the leasehold property held for re-sale had already obtained approvals for land planning, project planning, and construction.

Management believes, under the condition that the developer is granted a land use right certificate and related approvals, there should be no legal barriers for the Company to obtain an ownership certificate for the leasehold property held for re-sale.  However, in the event that the Company fails to obtain the ownership certificate for the leasehold property held for re-sale, there is the risk that the buildings need to be vacated as illegitimate ownership. However, management believes that this possibility while present is very remote. As a result, no provision has been made in the financial statements for this potential occurrence.

(c)	Social insurance of Employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurance.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurance as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

17.	SUBSEQUENT EVENTS

(a)	On March 6, 2006, Shannxi Suo’ang increased its authorized and issued share capital from $4,712,137 to $8,580,937 by the creation and issuance of 31,000,000 new shares at par $0.1248 (RMB1) each.

(b)	On April 4, 2006, the Company has entered into an agreement with an independent supplier for the purchase of production machineries for coal water mixture of $1,412,707.

(c)
 On May 8, 2006, Shannxi Suo’ang has entered into an agreement to establish a subsidiary named Shaanxi Suo’ang New Energy Enterprise Company Limited (“Suo’ang New Energy”) in which Shaanxi Suo’ang will inject a capital of $496,000 representing an 80% equity interest in Suo’ang New Energy. Suo’ang New Energy was formed for the purpose of engaging in the research, development, production and sale of “coal water mixture”, a fuel to substitute for coal, oil or gas.

(d)	On May 15, 2006, Shannxi Suo’ang disposal of its 55% equity interest in Shaanxi Suoke, a subsidiary of the Company, to one of the shareholders of Shaanxi Suoke at cost (see Note 7).